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                                                                   EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 22nd day of April 1999, between COLLECTORS UNIVERSE, INC., a Delaware Corporation (the "Company" or "CUI"), and GARY N. PATTEN ("Patten"), with reference to the following:

         CUI desires to employ Patten as its Chief Financial Officer, and Patten desires to accept such employment, all on the terms and conditions set forth hereinafter in this Agreement.

         NOW, THEREFORE, in consideration of the respective promises of each party made to the other and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties, it is agreed as follows:

         1.       EMPLOYMENT AS CHIEF FINANCIAL OFFICER.

                  1.1 Employment as Chief Financial Officer. CUI agrees to employ Patten in the position of Chief Financial Officer, and Patten agrees to serve in that position on a full time basis, on the terms and subject to the conditions contained in this Agreement.

                  1.2 Duties and Responsibilities. As CUI's Chief Financial Officer, Patten shall be responsible for (i) formulating, implementing and maintaining the currency of, CUI's accounting policies and practices, all in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and any applicable regulations of the Securities and Exchange Commission (the "SEC"); (ii) participating, together with other executive officers, in the formulation of strategic initiatives; (iii) conducting financial planning and preparing operating budgets for CUI, with the objective of maximizing cash flow and earnings; (iv) arranging lines of credit or other borrowings that the Company may need for its business; (v) supervising the maintenance of CUI's financial books and records so as to facilitate the preparation of annual audits of the Company and its subsidiaries by the Company's independent public accountants; (vi) participating in the preparation of financial and other reports, including those, if any, that may be sent to CUI's shareholders or required in the future to be filed with the SEC; (vii) arranging lines of credit or other borrowings that the Company may need for its business; and (viii) making recommendations to the Board of Directors regarding the selection of the Company's independent public accountants.

                  1.3 Reporting Responsibilities. Patten, in his capacity as Chief Financial Officer, will be an executive officer of the Company, will work with and report to the Company's Chief Executive Officer and also will report to the Company's Board of Directors.

                  1.4 No Conflicting Duties. Executive hereby represents and warrants that he is under no contractual or other commitments (written or oral) that are inconsistent with his obligations set forth in this Agreement, including, but not limited to, any employment, services, consulting, non-competition, trade secret or confidentiality agreements. Without limiting the generality of the foregoing, Executive represents that none of the information that he needs or will use in performing his duties hereunder belongs to any other person or entity.

         2. RIGHTS TO DISCOVERIES, INTELLECTUAL PROPERTY, ETC. Concurrently herewith, Patten shall enter into and deliver to CUI the Employee
Confidentiality Agreement in the form attached hereto as Attachment A.

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         3. COMPENSATION. Patten's compensation for all services rendered to CUI or to any Affiliate of CUI (including PCGS) shall be as follows:

                  3.1 A base salary of $203,000 per year, commencing on the date hereof, which shall increase to $234,000 per year on the first anniversary, and to $250,000 per year on the second anniversary, of the date hereof.

                  3.2 Patten also shall be eligible to receive bonus or incentive compensation under any bonus or incentive compensation plan that may be adopted by CUI for its executive officers and may, in the sole discretion of the Board of Directors or any compensation committee thereof, be considered for the awarding of discretionary bonuses during the term of this Agreement.

                  3.3 Medical insurance coverage under CUI's group plan, on the same terms and conditions as other CUI employees and participation in all other employee plans in which full time employees or other executive officers are entitled to participate.

         4. GRANT OF STOCK OPTION. There shall be granted to Patten by CUI pursuant to its 1999 Stock Incentive Plan, an option to purchase up to 180,000 shares of CUI common stock (the "Option Shares") at an exercise price of $5.00 per share and pursuant to the terms of an Incentive Stock Option Agreement. In the event of any conflict between the terms of this Agreement and that Incentive Stock Option Agreement, relating to such option or the Option Shares, the Stock Option Agreement shall govern.

         5. SEVERANCE COMPENSATION AGREEMENT. Concurrently herewith CUI and Patten shall enter into a Severance Compensation Agreement substantially in the form of Attachment B to this Agreement.

         6. TERM AND TERMINATION.

                  6.1 Initial Term. Unless Patten's employment is sooner terminated pursuant to provisions hereinafter set forth in this Section 6, the term of Patten's employment shall be three (3) years commencing on the date of this Agreement (the "Initial Term").

                  6.2 Termination by Patten. If Patten terminates this Agreement for any reason (other than due to his death or disability or pursuant to the Severance Compensation Agreement), CUI shall continue to pay his base salary and extend medical benefits coverage for a period of three (3) months or until Patten accepts other employment, whichever period is shorter.

                  6.3 Termination or Non-Renewal by CUI. If, for any reason other than Cause or the death or disability of Patten, CUI (i) terminates this Agreement at any time, (ii) does not agree to extend the Initial Term for an additional period subsequent to the Initial Term and also has not entered into a new employment agreement with Patten by the end of the Initial Term, CUI shall continue to pay Patten's base salary and extend medical benefits coverage unconditionally for a period of one (1) year thereafter (the "Severance Compensation"). In the event that the Initial Term of this Agreement is extended for one or more periods beyond the Initial Term (each an "Extension Term"), Patten shall be entitled to Severance Compensation as set forth above in the event he is terminated without Cause (other than due to his disability or death or a termination that is covered by the Severance Agreement) during such Extension Term or CUI allows this Agreement to expire at the end of the last of the Extension Terms without having entered into a new employment agreement with Patten.


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                  6.4 Termination For Cause. If PCGS terminates this Agreement and Patten's employment for Cause, PCGS may terminate salary and medical coverage benefits immediately on such termination of employment. For purposes of this Section, "Cause" shall be defined as the occurrence of any of the following:

                           (a) Patten's conviction of an act that, under applicable law or government regulations, constitutes a felony, or that constitutes a misdemeanor involving moral turpitude,

                           (b) Patten's commission of an act that subjects the Company, CUI or any Affiliate to civil or criminal penalties or fines or civil liabilities; or

                           (c) Patten breaches or violates, and fails to cure within fifteen (15) days of demand therefor by CUI any such breach or violation of, (i) any of his covenants contained in the Non-Competition Agreement or (ii) any of his covenants in his Employee Confidentiality Agreement, or (iii) any policies from time to time adopted by CUI's Board of Directors and made applicable generally to the officers of CUI, including, but not limited to any conflict of interest policies. Patten acknowledges that he was not previously employed in the collectibles industry, and that the restrictions imposed by Section 3(c) hereof will not unreasonably impair his ability to earn a living upon termination of this Agreement.

                           (d) Patten's excessive absenteeism (other than for illness), or

                           (e) Patten's insubordination with respect to any lawful direction of the CUI Board of Directors or the Chief Executive Officer.

                  6.5 Termination on Disability or Death. Patten's employment shall terminate immediately, without notice, upon his becoming totally disabled (as hereinafter defined) or upon his death. Any such termination shall not constitute a termination without Cause. In the event of a termination due to Patten's total disability or death, CUI shall continue to pay Patten's base salary and extend medical benefits coverage unconditionally for a period of one
(1) year either to Patten, in the event of a termination due to disability, or to his dependents in the event of a termination due to his death. For purposes of this Agreement, the term "totally disabled" or "total disability" means Patten's inability, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of 120 or more consecutive days, or for an aggregate of 180 days (whether or not consecutive) in any 12-month period, as determined by the CUI Board of Directors.

                  6.6 Effect of Breach by CUI. In the event that CUI commits a material breach of this Agreement and fails to cure such breach within thirty
(30) days of its receipt of a written notice from Patten specifying the nature of such breach, Patten shall be entitled to terminate his employment with the Company as his sole right and remedy therefor, effective on ten (10) days' prior written notice to CUI and, in such event, such termination of employment shall be deemed to constitute a termination of Patten's employment by CUI pursuant to
Section 6.3 hereof, with the same consequences as if such breach and failure to cure by the Company constituted a termination of Patten's employment by the Company pursuant to that Section 6.3. Notwithstanding the foregoing, if any such breach also constitutes an event entitling Patten to terminate his employment under and to receive the severance compensation provided for in the Severance Agreement, then the provisions of the Severance Agreement, rather than the provisions of Section 6.3 this Section 6.6 hereof, shall apply to such termination.

                  6.7 Exclusivity of Remedies. In the event of any termination of Patten's employment, whether by Patten or by CUI, and whether such termination is or is not for Cause, then, except as otherwise provided in the Severance Agreement, the respective rights and remedies and the respective obligations of the parties hereto under this Section 6 shall constitute the sole and exclusive


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rights, remedies and obligations of the parties arising out of or in connection with any termination of this Agreement and Patten's employment with CUI, and each party disclaims and other rights or remedies it or he (as the case may be) would, but for the provisions of this Section 6, have under this Agreement or applicable law by reason of such termination of employment.

         7. WAIVER; REMEDIES. No failure to exercise and no delay on the part of either party in exercising any right or power hereunder or granted by law will operate as a waiver thereof; any single or partial exercise of any right, power or privilege shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver by either party of any right or other matter may only be made by an instrument in writing signed by the party to be charged. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights and remedies provided by law or by any other agreement between the parties.

         8. INDEMNIFICATION. CUI and Patten shall enter into an indemnification agreement substantially in the form of Attachment C hereto (the "Indemnification Agreement").

         9. ENTIRE AGREEMENT/AMENDMENT. This Agreement is the entire agreement of the parties with respect to its subject matter, and supersedes any other prior or contemporaneous agreements or understandings between the parties relating to the subject matter of this Agreement. This Agreement may be amended at any time by a writing signed by the parties.

         10. CONSTRUCTION. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof shall be construed against a party by reason of the fact that such party or its legal counsel drafted said provision.

         11. NO ASSIGNMENT. No party may transfer or assign any of its rights or obligations under this Agreement and any attempt to do so shall be null and void; provided, however, that CUI shall be entitled, on ten (10) days notice to Patten, but without the consent of Patten, to assign this Agreement to any corporation or other entity that acquires more than a majority of the outstanding common stock of CUI or all or substantially all of the assets of CUI, whether by purchase, merger, consolidation or otherwise.

         12. BINDING ON SUCCESSORS. Subject to Section 11 hereof, this Agreement shall be binding on the parties and their respective heirs, legal representatives and successors and assigns.

         13. SECTION HEADINGS. Section and Subsection headings are for convenience of reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

         14. SEVERABILITY. If any provision of this Agreement be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired in any way.

         15. GOVERNING LAW. This Agreement shall be construed according to the internal laws of the State of California, excluding choice of law rules.

         16. EXCLUSIVE JURISDICTION/WAIVER OF JURY TRIAL/ATTORNEY'S FEES TO PREVAILING PARTY.

                  16.1 Jurisdiction. The courts of Orange County, California shall have exclusive jurisdiction of any controversy or claim arising out of or relating to this Agreement or any of the Agreements being entered into pursuant to the express terms of this Agreement, and each party hereto


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agrees not to challenge the subject-matter or personal jurisdiction of such courts, the convenience of such courts as forums for such controversies and claims or the adequacy of service of process delivered by certified or registered mail.

                  16.2 Waiver of Jury Trial. IF ANY LEGAL PROCEEDING IS BROUGHT BY ANY PARTY HERETO WITH RESPECT TO OR ARISING OUT OF ANY CLAIM, DISPUTE OR CONTROVERSY UNDER OR WITH RESPECT TO THIS AGREEMENT, THEN, TO THE MAXIMUM EXTENT PERMITTED BY LAW EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES SUCH PARTY'S RIGHTS TO A TRIAL BY JURY IN ANY SUCH PROCEEDING AND EXPRESSLY AND IRREVOCABLY AGREES THAT THE TRIER OF FACT IN ANY SUCH PROCEEDING SHALL BE THE JUDGE.

                  16.3 Attorneys Fees. The court shall award to the prevailing party, in addition to any other relief deemed appropriate, the prevailing party's attorney's fees and costs of litigation, whether or not those are otherwise available to the prevailing party by statute.

         17. AUTHORITY. CUI represents and warrants to Patten that it has the requisite corporate power and authority, and Patten represents and warrants to CUI that he has the legal capacity and right, to enter into this Agreement and to perform its or his respective obligations under this Agreement and that this Agreement has been duly executed by such party.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same instrument.

                                   COLLECTORS UNIVERSE, INC.



                                    By:  /s/ LOUIS M. CRAIN
                                         ---------------------------------------
                                         Louis M. Crain, Chief Executive Officer


                                         /s/ GARY N. PATTEN
                                         ---------------------------------------
                                         Gary N. Patten


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